Exhibit 5

CHUOAOYAMA PRICEWATERHOUSECOOPERS
PRICEWATERHOUSECOOPERS
Kasumigaseki Bldg, 32nd Floor
3-2-5, Kasumigaseki, Chiyoda-ku,
Tokyo 100-6088, Japan

Auditor’s Consent

We hereby consent to the inclusion of our report dated June 25, 2004 in the Annual Report on Form 18-K of Development Bank of Japan for the fiscal year ended March 31, 2004 and to the reference to us under the heading “Financial Statements of Development Bank of Japan” in such report.

We also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement on Schedule B of Development Bank of Japan.

December 21, 2004

ChuoAoyama PricewaterhouseCoopers
Independent Certified Public Accountants

/s/ ChuoAoyama PricewaterhouseCoopers